UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2005

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2– Financial Information

Item 2.02 – Results of Operation and Financial Condition

In a press release dated January 13, 2005, a copy of which is furnished as Exhibit 99.1, Enpath Medical announced it expects to report sales of approximately $7.8 million for the fourth quarter ended December 31, 2004 and sales of $29.5 million for the year ended December 31, 2004, subject to its year-end audit.  Enpath announced that it expects to report final fourth quarter and year-end 2004 results in mid-February 2005.

Section 7– Regulation FD

Item 7.01 Regulation FD Disclosures

In the press release dated January 13 2005, referred to in Item 2.02, Enpath also provided an update on its Myopore Rx TM steroid lead status with the United States Food and Drug Administration and the European Community.  The press release also included an overview of Enpath’s revenue and earnings guidance for 2005 in light of the FDA status.

Section 9 – Financial Statement and Exhibits

Item 9.01 – Financial Statement and Exhibits

(c)                                Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated January 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: January 21, 2005	By:	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer